Exhibit 10.3

AMENDMENT NO. 1 TO

SENIOR SECURED CONVERTIBLE REDEEMABLE DEBENTURE

DATED DECEMBER 12, 2017

THIS AMENDMENT NO. 1 TO SENIOR SECURED CONVERTIBLE REDEEMABLE DEBENTURE DATED DECEMBER 12, 2017 (this “Amendment”) is made and entered into as of October 15, 2018, by and between Clayton A. Struve (the “Holder”), and Know Labs, Inc., a Nevada corporation f/k/a Visualant, Incorporated (the “Company”).

WHEREAS, the Company is a party to that certain Senior Secured Convertible Redeemable Debenture dated December 12, 2017 (the “Debenture”) payable to Holder (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Debenture);

WHEREAS, the Debenture was issued with a principal face amount of $300,000, a Maturity Date of December 11, 2018, and a conversion price of $0.25 per share of Common Stock; and

WHEREAS, the Holder and the Company wish to amend the Debenture to extend the Maturity Date;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

1.         Amendment of Maturity Date. The Maturity Date of the Debenture is hereby amended to February 27, 2019.

2.         No Other Changes. Except as specifically set forth in this Amendment, the terms of the Debenture remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Company:

KNOW LABS, INC.

/s/ Ronald P. Erickson

By: Ronald P. Erickson

Its: Chairman of the Board

Dated: November 16, 2018

Holder:

/s/ Clayton A. Struve

Clayton A. Struve